EXHIBIT 99.1

TF Financial Corporation Reports Second Quarter 2014 Results and Quarterly Dividend

NEWTOWN, Pa., July 29, 2014 (GLOBE NEWSWIRE) -- TF Financial Corporation (the "Company") (Nasdaq:THRD) today reported net income of $585,000 ($0.19 per diluted share) for the second quarter of 2014, compared with $1,381,000 ($0.45 per share) for the first quarter of 2014. Included in net income for the second quarter was $981,000 after tax ($0.31 per quarterly diluted share) of merger-related expenses incurred in connection with the Company's previously announced execution of an Agreement and Plan of Merger (the "Merger Agreement") with National Penn Bancshares, Inc. ("National Penn"). Excluding these expenses, adjusted net income for the second quarter of 2014 was $1,566,000 ($0.50 per diluted share).

Net income for the six month period ended June 30, 2014 was $1,966,000 ($0.63 per diluted share). Excluding the merger expenses of $981,000 after tax ($0.32 per year to date diluted share), adjusted net income for the first six months of 2014 was $2,947,000 ($0.95 per diluted share). The Company also announced that its Board of Directors declared a quarterly dividend of $0.12 per share, payable on August 15, 2014 to shareholders of record on August 8, 2014.

"As previously announced on June 4, the Boards of Directors of National Penn Bancshares, Inc. and TF Financial Corporation on June 3 entered into a definitive merger agreement whereby National Penn will acquire TF Financial and its wholly-owned subsidiary, 3rd Fed Bank. Upon completion of the merger, this should substantially enhance our ability to serve our customers with a broader range of products and services, locations, ATMs, etc." said Kent C. Lufkin, president and CEO of TF Financial. "The combined franchises expand National Penn's footprint into new attractive markets and our people look forward to joining this larger, dynamic, growth-oriented organization."

Results for the second quarter included:

  On June 3, 2014, the Company entered into the Merger Agreement with National Penn, which provides for the merger of the Company with and into National Penn and the conversion of each outstanding share of Company common stock into, at the election of the holder, either $42.00 in cash or 4.22 shares of National Penn common stock. The aggregate elections are subject to limitations set forth in the Merger Agreement. Completion of the merger is subject to receipt of the approval of TF Financial Corporation shareholders and receipt of all regulatory approvals and is expected to be completed in the fourth quarter of 2014.
  In addition, as previously reported, on July 2, 2013 the Company completed the acquisition of Roebling Financial Corp, Inc. ("Roebling") and its wholly owned subsidiary, Roebling Bank. The Company issued 306,873 shares of its common stock and paid $7.3 million in cash for Roebling, and acquired approximately $148.7 million in total assets, $102.0 million in loans receivable, and $127.8 million in total deposits contained in Roebling's five branches. Thus, for comparative purposes, operating results of the Company for the three and six month periods ended June 30, 2014 include the effects of the Roebling acquisition, while operating results for the three and six month periods ended June 30, 2013 do not.
  Pre-tax income was $1,085,000 for the quarter, compared with $1,872,000 for the first quarter of 2014. However, pre-tax income for the second quarter of 2014 included expenses related to the merger with National Penn of $1,068,000 on a pre-tax basis. Thus, without these merger-related expenses, pre-tax earnings would have been $2,153,000 or an increase of $281,000 over the first quarter, largely on the strength of an increase in service fee income and gains on sales of loans, and a reduction in operating expenses due to focused efforts at expense control.
  Net interest income was $6,639,000 for the second quarter of 2014, compared with $6,640,000 for the first quarter of 2014. The Company's net interest margin was 3.46% compared with 3.53% during the first quarter of 2014. Loan yields decreased during the quarter due to the day count during the second quarter when compared with the first quarter, due to the repayment during the second quarter of some higher yielding loans which were replaced by loans with lower interest rates, and due to non-cash adjustments related to accrued interest during the first quarter and loan fee amortization differences between the first and second quarters of 2014.
  Asset quality metrics showed significant improvement at quarter-end as compared to year-end 2013, with total non-performing assets at 1.18% of total assets at June 30, 2014, down from 1.67% at year-end 2013, and non-performing loans at $4.2 million at quarter-end compared with $8.3 million at December 31, 2013.
  The provision for loan losses was $100,000 and net charge-offs were $14,000 during the quarter. The Company's allowance for loan losses was $4,148,000 or 99.6% of non-performing loans at quarter end.
  Total loans outstanding were $610.2 million, a 0.2% increase during the quarter. Mortgage loans originated for sale were $7.4 million compared with $3.5 million during the first quarter of 2014. The corresponding gain on sale of loans was $101,000 during the quarter, compared with $74,000 during the first quarter.
  At quarter end, total deposits were $686.0 million, compared with $683.9 million at December 31, 2013. The deposit mix continues to improve: at June 30, 2014 core checking, savings, and money market accounts were 73.5% of total deposits compared with 72.1% at December 31, 2013.
  Book value per share and tangible book value per share were $31.15 and $29.63, respectively, at June 30, 2014, compared with $30.13 and $28.60, respectively, at December 31, 2013. Regulatory capital comprised Tier 1 Leverage and Total Risk-Based ratios of 10.71% and 17.45%, respectively, at June 30, 2014, compared with 10.35% and 17.46%, respectively, at December 31, 2013. Capital levels are well above the regulatory minimums required to be considered well-capitalized.

About TF Financial Corporation

TF Financial Corporation is a holding company whose principal subsidiary is 3rd Fed Bank, which operates 18 full service retail and commercial banking offices in Philadelphia and Bucks Counties in Pennsylvania, and in Mercer, Burlington and Ocean Counties in New Jersey. Deposits at 3rd Fed Bank are insured up to the maximum amount by the Federal Deposit Insurance Corporation (FDIC). In addition, the Bank's website can be found at www.3rdfedbank.com.

Forward Looking Statements

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time.   The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Non-GAAP Financial Measures

Included in this release or the financial tables included herewith are references to pre-tax income, net income and diluted earnings per share determined by methods other than in accordance with Accounting Principles Generally Accepted in the United States of America ("GAAP"). We believe the presentation of pre-tax income, net income and diluted earnings per share excluding the following significant and non-recurring items provides the reader with a better understanding of operating results of the Company:

  Merger-related costs associated with the National Penn merger have been added back to net income on an after-tax basis, at the Company's marginal tax rate of 34% if tax deductible.
  The purchase accounting gain, which is non-taxable, associated with the Roebling transaction has been deducted from net income, and merger-related costs, including conversion costs, associated with the Roebling merger have been added back to net income on an after-tax basis, at the Company's marginal tax rate of 34% if tax deductible.
  Net proceeds from bank-owned life insurance claims, which are after tax, have been deducted from net income.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger transaction, National Penn will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of the Company, and a Prospectus of National Penn, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about National Penn and the Company, may be obtained at the SEC's Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from National Penn at www.nationalpennbancshares.com under the heading "Documents/SEC Filings" or from the Company by accessing the Company's website at www.3rdfedbank.com under the section "Investor Relations" and under the heading "SEC Filings."

National Penn and the Company and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information about the directors and executive officers of National Penn is set forth in the proxy statement for National Penn's 2014 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 12, 2014. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company's 2014 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 26, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					SIX MONTHS ENDED
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013

EARNINGS SUMMARY

Interest income	$ 7,600	$ 7,599	$ 7,809	$ 7,903	$ 6,744	$ 15,199	$ 13,601
Interest expense	961	959	988	1,018	938	1,920	1,917
Net interest income	6,639	6,640	6,821	6,885	5,806	13,279	11,684
Loan loss provision	100	--	--	--	400	100	839
Non-interest income	803	722	694	2,046	1,947	1,525	3,342
Non-interest expense	6,257	5,490	5,157	6,782	5,132	11,747	10,162
Income before taxes	1,085	1,872	2,358	2,149	2,221	2,957	4,025
Income taxes	500	491	772	183	421	991	1,002
Net income	$ 585	$ 1,381	$ 1,586	$ 1,966	$ 1,800	$ 1,966	$ 3,023

PER SHARE INFORMATION

Earnings per share, basic	$ 0.19	$ 0.45	$ 0.52	$ 0.64	$ 0.66	$ 0.64	$ 1.10
Earnings per share, diluted	$ 0.19	$ 0.45	$ 0.52	$ 0.64	$ 0.66	$ 0.63	$ 1.10

Weighted average basic shares (000's)	3,066	3,062	3,056	3,053	2,743	3,064	2,741
Weighted average diluted shares (000's)	3,115	3,081	3,068	3,053	2,743	3,098	2,741

Dividends paid	$ 0.12	$ 0.12	$ 0.10	$ 0.10	$ 0.05	$ 0.24	$ 0.10

RECONCILIATION OF NON-GAAP DISCLOSURES TO GAAP:

Net income (GAAP)	$ 585	$ 1,381	$ 1,586	$ 1,966	$ 1,800	$ 1,966	$ 3,023
Deduct:
Purchase gain associated with Roebling acquisition	--	--	94	(1,214)	--	--	--
Proceeds from bank-owned life insurance	--	--	--	--	(934)	--	(934)
Add back:
Merger-related costs:
Tax deductible	257	--	9	45	--	257	--
Income taxes (benefit)	(87)	--	(3)	(15)	--	(87)	--
Non tax deductible	811	--	12	57	295	811	615
Conversion costs:
Tax deductible	--	--	14	1,403	--	--	--
Income taxes (benefit)	--	--	(5)	(477)	--	--	--

Adjusted net income (non-GAAP)	$ 1,566	$ 1,381	$ 1,707	$ 1,765	$ 1,161	$ 2,947	$ 2,704

Adjusted diluted earnings per share (non-GAAP)	$ 0.50	$ 0.45	$ 0.56	$ 0.58	$ 0.42	$ 0.95	$ 0.99

FINANCIAL RATIOS

Annualized return on average assets	0.28%	0.67%	0.75%	0.92%	1.01%	0.47%	0.86%
Annualized return on average equity	2.40%	5.84%	6.71%	8.55%	8.55%	4.09%	7.25%
Efficiency ratio (1)	67.97%	72.74%	65.81%	66.15%	68.07%	71.91%	67.97%

REGULATORY CAPITAL RATIOS
Tier 1 leverage ratio	10.71%	10.39%	10.35%	10.21%	10.74%
Total risk-based capital ratio	17.45%	16.93%	17.46%	17.50%	18.77%
Tier 1 risk-based capital ratio	16.67%	16.18%	16.23%	16.25%	17.51%

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					SIX MONTHS ENDED
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013
AVERAGE BALANCES

Loans	$ 610,880	$ 610,590	$ 619,498	$ 622,416	$ 524,728	$ 610,736	$ 525,000
Mortgage-backed securities	56,004	48,185	47,568	50,737	37,523	52,116	39,744
Investment securities	77,745	80,063	82,213	86,942	68,211	78,897	66,680
Other interest-earning assets	45,432	46,666	36,694	35,294	39,111	46,045	34,022
Total earning assets	790,061	785,504	785,973	795,389	669,573	787,794	665,446
Non-earning assets	50,412	50,462	49,164	48,404	45,938	50,437	46,252
Total assets	840,473	835,966	835,137	843,793	715,511	838,231	711,698

Deposits	687,805	684,900	684,085	691,646	570,271	686,361	565,536
FHLB advances and other borrowed money	47,627	48,872	50,259	55,358	53,303	48,246	54,701
Total interest bearing liabilities	735,432	733,772	734,344	747,004	623,574	734,607	620,237
Non-interest bearing liabilities	7,149	6,316	6,951	5,528	7,508	6,734	7,363
Stockholders' equity	97,892	95,878	93,842	91,261	84,429	96,890	84,098
Total liabilities & stockholders' equity	$ 840,473	$ 835,966	$ 835,137	$ 843,793	$ 715,511	$ 838,231	$ 711,698

SPREAD AND MARGIN ANALYSIS (TAX EQUIVALENT)

Average yield on:
Loans	4.36%	4.43%	4.41%	4.43%	4.56%	4.40%	4.62%
Mortgage-backed securities	2.49%	2.60%	2.38%	2.52%	2.63%	2.54%	2.63%
Investment securities	4.12%	4.06%	4.04%	3.71%	4.19%	4.09%	4.30%
Other interest-earning assets	0.04%	0.03%	0.04%	0.06%	0.14%	0.03%	0.11%
Total interest-earning assets	3.95%	4.02%	4.04%	4.03%	4.15%	3.99%	4.24%

Average cost of:
Deposits	0.45%	0.45%	0.45%	0.46%	0.50%	0.45%	0.51%
FHLB advances and other borrowed money	1.57%	1.60%	1.62%	1.57%	1.70%	1.59%	1.75%
Total interest-bearing liabilities	0.52%	0.53%	0.53%	0.54%	0.60%	0.53%	0.62%

Interest rate spread	3.43%	3.49%	3.51%	3.49%	3.55%	3.46%	3.62%
Net interest margin	3.46%	3.53%	3.54%	3.53%	3.59%	3.50%	3.66%

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					SIX MONTHS ENDED
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013
INTEREST INCOME AND EXPENSE DETAIL

Interest income on:
Loans	$ 6,636	$ 6,677	$ 6,882	$ 6,947	$ 5,963	$ 13,313	$ 12,029
Mortgage-backed securities	348	309	285	322	246	657	519
Investment securities	798	801	837	814	713	1,599	1,421
Other interest-earning assets	4	3	4	5	14	7	18
Total interest-earning assets	$ 7,786	$ 7,790	$ 8,008	$ 8,088	$ 6,936	$ 15,576	$ 13,987

Interest expense on:
Deposits	$ 774	$ 766	$ 783	$ 799	$ 712	$ 1,540	$ 1,443
FHLB advances and other borrowed money	187	193	205	219	226	380	474
Total interest-bearing liabilities	$ 961	$ 959	$ 988	$ 1,018	$ 938	$ 1,920	$ 1,917

Net interest income: tax equivalent basis	$ 6,825	$ 6,831	$ 7,020	$ 7,070	$ 5,998	$ 13,656	$ 12,070
Tax equivalent adjustment on investment securities	186	191	199	185	192	377	386
Net interest income	$ 6,639	$ 6,640	$ 6,821	$ 6,885	$ 5,806	$ 13,279	$ 11,684

NON-INTEREST INCOME DETAIL

Service fees, charges and other	$ 558	$ 511	$ 560	$ 560	$ 454	$ 1,069	$ 951
Impairment adjustment to mortgage servicing rights	(6)	5	19	32	196	(1)	229
Bank-owned life insurance	134	131	135	136	137	265	280
Proceeds from bank-owned life insurance	--	--	--	--	934	--	934
Gain on sale of investment securities	16	1	4	--	--	17	--
Gain on sale of loans	101	74	70	104	226	175	531
Gain on disposition of real estate	--	--	--	--	--	--	417
Purchase gain associated with Roebling acquisition	--	--	(94)	1,214	--	--	--

NON-INTEREST EXPENSE DETAIL

Compensation and benefits	$ 3,206	$ 3,383	$ 3,269	$ 3,125	$ 2,842	6,589	5,659
Occupancy and equipment	829	907	833	867	709	1,736	1,406
Professional fees	278	305	174	211	230	583	518
Merger-related costs	1,068	--	21	102	295	1,068	615
Marketing and advertising	76	144	53	132	132	220	171
FDIC insurance premiums	125	134	91	188	132	259	242
Loss (gain) on REO, net (2)	11	--	(1)	71	198	11	375
Operating expenses of REO (2)	24	13	37	43	37	37	84
Other operating	640	604	666	640	557	1,244	1,092
Conversion costs (3)	--	--	14	1,403	--	--	--

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	PERIOD ENDED
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
DEPOSIT INFORMATION

Non-interest checking	$ 75,458	$ 70,197	$ 68,133	$ 69,157	$ 58,697
Interest checking	111,140	116,507	114,184	108,341	78,923
Money market	187,495	186,028	180,215	179,612	159,015
Savings	130,020	132,335	130,878	131,432	109,446
CD's	181,875	187,143	190,492	193,283	165,331

OTHER INFORMATION

Per Share

Book value	$ 31.15	$ 30.78	$ 30.13	$ 29.48	$ 29.36
Tangible book value	$ 29.63	$ 29.26	$ 28.60	$ 27.94	$ 27.84
Closing market price	$ 42.78	$ 29.85	$ 28.16	$ 27.88	$ 25.40

Balance Sheet

Loans, net of acquired loans	$ 522,734	$ 517,114	$ 527,207	$ 532,045	$ 531,464
Acquired loans	87,492	91,923	93,885	97,667	--
Cash and cash equivalents	48,291	60,175	45,310	31,004	44,958
Mortgage-backed securities	57,615	53,495	46,769	48,709	34,206
Investment securities	76,955	80,111	82,103	85,330	68,459
Total assets	839,566	846,016	835,689	833,334	714,781
Total deposits	685,988	692,210	683,902	681,825	571,412
FHLB advances and other borrowed money	47,120	48,311	49,605	50,990	52,534
Stockholders' equity	98,175	96,958	94,875	92,811	83,453

Asset Quality

Non-performing loans	$ 4,164	$ 3,217	$ 8,332	$ 6,881	$ 5,973
Allowance for loan losses	$ 4,148	$ 4,062	$ 6,575	$ 6,691	$ 6,916
Net charge-offs	$ 14	$ 2,513	$ 116	$ 225	$ 146
Allowance for loan losses to non-performing loans	99.62%	126.27%	78.91%	97.24%	115.79%
Allowance for loan losses to gross loans excluding acquired loans	0.79%	0.79%	1.25%	1.26%	1.30%
Non-performing loans to gross loans	0.68%	0.53%	1.34%	1.09%	1.12%
Non-performing loans to total assets	0.50%	0.38%	1.00%	0.83%	0.84%
REO (2)	$ 5,711	$ 6,108	$ 5,601	$ 5,786	$ 6,177
REO to total assets (2)	0.68%	0.72%	0.67%	0.69%	0.86%
Non-performing assets to total assets	1.18%	1.10%	1.67%	1.52%	1.70%

Statistical

Shares outstanding (000's)	3,152	3,150	3,149	3,148	2,842
Number of branch offices	18	18	18	18	13
Full time equivalent employees	205	204	203	206	166

(1) The efficiency ratio is non-interest expense excluding merger-related and conversion costs and loss on REO divided by net interest income on a tax equivalent basis plus non-interest income excluding impairment adjustment to mortgage servicing rights, gain on sale of investment securities, proceeds from bank owned life insurance and gain on disposition of real estate and purchase gain associated with Roebling Bank acquisition.
(2) REO is real estate acquired through foreclosure.
(3) Conversion costs are mainly retention and severance payments paid to transition employees, and amounts paid to terminate various data processing contracts.

CONTACT: Dennis R. Stewart, EVP/CFO
         (215) 579-4000